UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2013

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission File Number)

Delaware	04-3506204
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

610 Lincoln Street North, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Effective May 8, 2013, the Board of Directors (the “Board”) of BG Medicine, Inc. (the “Company”) appointed Paul Sohmer, M.D., as the Company’s President and Chief Executive Officer. Dr. Sohmer succeeds Eric Bouvier, who resigned as President and Chief Executive Officer effective May 8, 2013. Dr. Sohmer was also appointed on that date to the Board to fill the vacancy created by the resignation of Mr. Bouvier from the Board effective May 8, 2013. As an employee of the Company, Dr. Sohmer will not qualify as independent under the definition promulgated by NASDAQ and therefore will not be a member of the Board’s Audit Committee, Compensation Committee or Nominating and Governance Committee.

In connection with Mr. Bouvier’s resignation as President and Chief Executive Officer, and subject to Mr. Bouvier’s execution of a general release and separation agreement with the Company, Mr. Bouvier will receive the severance pay set forth in his previously filed employment agreement.

(c)    Prior to joining the Company, from January 2011 to September 2012, Paul Sohmer, M.D., 64, served as President and Chief Executive Officer of Viracor-IBT Laboratories, Inc., a diagnostic and research laboratory specializing in allergy, immunology and infectious disease testing. Since leaving Viracor-IBT in September 2012 until joining the Company, Dr. Sohmer provided consulting services, including to Kinemed, Inc., a pharmaceutical research and development company, since January 2013. From April 2009 to December 2010, Dr. Sohmer served as Chief Executive Officer of Orthocon, Inc., a developer, manufacturer and marketer of implantable medical products. From January 2008 to September 2009, Dr. Sohmer served as interim Chief Executive Officer of Cylex, Inc., an in vitro diagnostics company focused on transplant medicine. From May 2008 to September 2008, Dr. Sohmer served as Chief Executive Officer of Pathway Diagnostics Ltd., a specialized provider of biomarker assay development, validation, and testing services. From June 2000 to December 2006, Dr. Sohmer served as Chairman, President and Chief Executive Officer of TriPath Imaging, Inc., a publicly-traded cancer diagnostics company that was acquired by Becton, Dickinson and Company in December 2006. From 1997 through 1999, Dr. Sohmer served as President and Chief Executive Officer of publicly-traded Neuromedical Systems, Inc., a supplier of cytology screening and anatomic pathology diagnostic equipment and services to laboratories, which was acquired by TriPath Imaging, Inc. From 1996 until 1997, Dr. Sohmer served as President of a consulting firm which he founded. From 1993 to 1996, he served as President and Chief Executive Officer of Genetrix, Inc., a genetic services company, which was acquired by Genzyme Corporation. From 1991 through 1993, Dr. Sohmer was the Corporate Vice President of Professional Services and President of the Professional Services Organization for Nichols Institute, a clinical laboratory company. From 1985 until 1991, Dr. Sohmer served as the President and Chief Executive Officer of Pathology Institute in Berkeley, California, during which time he founded and served as Medical Director of the Chiron Reference Laboratory. Dr. Sohmer holds a B.A. from Northwestern University and an M.D. from Chicago Medical School. The Board determined that Dr. Sohmer should serve as a director because he is the Company’s President and Chief Executive Officer and he has extensive experience in the in vitro diagnostics industry, in managing commercially successful diagnostic companies and in strategic planning.

In connection with his appointment as President and Chief Executive Officer, Dr. Sohmer entered into an employment agreement with the Company, effective as of May 8, 2013, setting forth Dr. Sohmer’s compensation and certain other terms. Pursuant to his employment agreement, Dr. Sohmer will be paid an annual base salary of $400,000 and he will be eligible to receive an annual bonus of up to 50% of his annual base salary upon the achievement by the Company of its annual corporate goals, as determined by the Board. The employment agreement also provides that in connection with the commencement of his employment, Dr. Sohmer is entitled to receive stock options to purchase a total of 700,000 shares of common stock of the Company. Pursuant to the employment agreement, on May 10, 2013, Dr. Sohmer was granted an incentive stock option to purchase 239,520 shares of common stock of the Company and a non-qualified stock option to purchase 460,480 shares of common stock of the Company, each at an exercise price of $1.67 per share, which was the closing price of the Company’s common stock on the NASDAQ Global Market on May 10, 2013. The non-qualified stock option was granted as an inducement material to Dr. Sohmer’s acceptance of employment in accordance with NASDAQ Listing Rule 5635(c)(4). The stock options have a ten-year term, vest over four years with 25% vesting on May 8, 2014 and the remaining 75% vesting in equal installments on a quarterly basis thereafter, and contain certain acceleration provisions in the event of a change of control of the Company. Also on May 10, 2013, in accordance with NASDAQ Listing Rule 5635(c)(4), the Company issued a press release reporting the inducement stock option grant to Dr. Sohmer, as described in this Item 5.02(c), a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Dr. Sohmer’s employment agreement also provides that when the Company first achieves $10 million in net sales during a twelve-month period and again when the Company first achieves $30 million in net sales during a twelve-month period, the Company will grant Dr. Sohmer 350,000 restricted stock units of the Company. The restricted stock units will vest over four years with 25% vesting on the first anniversary of the twelfth calendar month end that marked the achievement of the applicable performance milestone, and the remaining 75% vesting in equal installments on a quarterly basis thereafter, and contain certain acceleration provisions in the event of a change of control of the Company. Dr. Sohmer’s employment agreement also provides that in the event that his employment is involuntarily terminated from the Company other than for cause, disability or death or if his employment is involuntarily terminated within twelve months following the consummation of a change of control (as defined in Dr. Sohmer’s employment agreement), he will be eligible to receive the following severance and other benefits: (a) the payment of cash severance equal to twelve months of his then current annual base salary, which will be payable over twelve months, (b) the payment equal to twelve months of health insurance premiums at the Company’s then normal rate of contribution and (c) the payment of any unpaid annual bonus if the termination without cause takes place on or after December 31 of any calendar year but before the annual bonus for that year is paid.

In addition, if the Company consummates a change of control (as defined in Dr. Sohmer’s employment agreement), his then outstanding but unvested restricted stock units and stock options will become fully vested and immediately exercisable. Receipt of his severance and other termination benefits is subject to his execution of a separation agreement and his compliance with his non-competition, confidentiality and intellectual property-related obligations to the Company. As a condition of employment, Dr. Sohmer has entered into a non-competition and non-solicitation agreement pursuant to which he has agreed not to compete with the Company for a period of twelve months after the termination of his employment.

(d)    The information contained in Items 5.02(b) and 5.02(c) of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02(d).

(e)    The information contained in Item 5.02(c) of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02(e).

        On May 9, 2013, the Company issued a press release announcing Dr. Sohmer’s appointment as President and Chief Executive Officer, as described in this Item 5.02 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated May 9, 2013 announcing appointment of Paul Sohmer, M.D. as President and Chief Executive Officer.

99.2	Press Release dated May 10, 2013 reporting inducement grant under NASDAQ Listing Rule 5635(c)(4).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: May 10, 2013	/s/ Charles H. Abdalian, Jr.
Charles H. Abdalian, Jr. Executive Vice President & Chief Financial Officer